UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01 Other Matters

At its February 13, 2014 public meeting, the TVA Board of Directors (the “Board”) amended Section 1.7 of TVA’s Bylaws to replace an outdated reference to “Chairman of the governance committee” with “Chairman of the audit committee.”

The second sentence of Section 1.7 previously read as follows:

If the Chairman is unable to preside at a meeting of the Board, the Chairman shall designate a member of the Board to preside in his or her absence; provided that, in the absence of such a designation, the Chairman of the governance committee shall preside in the absence of the Chairman of the Board.

This sentence now reads as follows:

If the Chairman is unable to preside at a meeting of the Board, the Chairman shall designate a member of the Board to preside in his or her absence; provided that, in the absence of such a designation, the Chairman of the audit committee shall preside in the absence of the Chairman of the Board.

A copy of the Bylaws marked to reflect this amendment is filed as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
3.1	TVA’s Bylaws adopted by the Board on May 18, 2006, as amended on April 3, 2008, May 19, 2008, June 10, 2010, and February 13, 2014 (marked to reflect the February 13, 2014 amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: February 19, 2014	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

This exhibit is filed pursuant to Item 8.01 hereof.

Exhibit No.	Description of Exhibit
3.1	TVA’s Bylaws adopted by the Board on May 18, 2006, as amended on April 3, 2008, May 19, 2008, June 10, 2010, and February 13, 2014 (marked to reflect the February 13, 2014 amendment)

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